Exhibit 1

FORM OF PROMISSORY NOTE

$_________	______, 2015

For value received, REG A. LAPHAM (“Borrower”) hereby promises to pay ________ or such holder’s permitted assigns (the “Holder”), the principal amount of _________, together with interest thereon calculated from the date hereof in accordance with the provisions of this Promissory Note (this “Note”).

1.             Maturity Date; Manner of Payment; Interest.

(a)                 Principal and Interest Payments. The outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, shall be due and payable on the earlier of (i) the Maturity Date or (ii) the date that the obligations under this Note become due and payable in full in accordance with Section 3(c). “Maturity Date” shall mean March 6, 2016, as may be extended pursuant to Section 1(f) hereof.

(b)                 Interest. Interest on the outstanding principal amount of this Note shall accrue at a fixed rate per annum equal to seven percent (7%) from the date hereof until the date on which all amounts due and payable on this Note are paid in full (“Payoff Date”). All accrued and unpaid interest shall be due and payable on the Payoff Date. Interest on this Note shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed (including the first day but excluding the last day). Nothing contained in this Note shall require Borrower at any time to pay interest at a rate exceeding the maximum rate allowable under California law, and any payments in excess of such maximum shall be refunded to Borrower or credited to reduce the principal amount hereunder.

(c)                 Payments. All amounts to be paid by Borrower pursuant to this Note shall be paid, at the sole option of Borrower, in lawful money of the United States of America or with shares of the common stock of Nemus Bioscience, Inc., a Nevada corporation (such shares of common stock, the “Shares”). In the event Borrower elects to pay, in whole or in part, any amounts due under this Note in Shares, such Shares will be deemed to have a value of $1.50 per Share (as adjusted for stock splits, combinations, dividends, recapitalizations and the like with respect to the Shares) for purposes of any such payment, regardless of the actual fair market value of such Shares on any date of payment. All payments shall be applied first to accrued but unpaid interest and then to outstanding principal.

(d)                 Location for Payment. All payments of principal and interest on this Note shall be made at Holder’s address as set forth on the signature page hereto, or at another place designated by Holder by notice to Borrower.

(e)                 Prepayment. Borrower shall have the right to prepay this Note in whole or in part, without premium or penalty, at any time and from time to time.

(f)                 Extension of Maturity Date. At Borrower’s option, upon notice to and receipt of consent from Holder, the Maturity Date may be extended from time to time, for an aggregate period of up to six (6) months after March 6, 2016. For the avoidance of doubt, Borrower’s right to prepay this Note, in whole or in part, and to pay any amounts due in lawful money of the United States of America or in Shares shall not be affected by any such extension of the Maturity Date.

2.             Holder’s Investment Representations.

(f)                 Holder hereby represents to Borrower that Holder is acquiring this Note and any Shares, which may be acquired by Holder in the event Borrower elects to pay any amounts due under the Note in Shares pursuant to Section 1(c), for Holder’s own account for investment purposes only and not for the purpose of resale or distribution.

(g)                Holder has a preexisting personal or business relationship with Borrower.

(h)                Holder is an “accredited investor” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”). Holder agrees to furnish such documents and to comply with such reasonable requests of Borrower as may be necessary to substantiate such Holder’s status.

(i)                 Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of his investment in the Note and the Shares, as applicable, and making an informed investment decision. Holder, or such Holder’s professional advisor, has the capacity to protect such Holder’s concerns in connection with such investment.

(j)                 Holder understands that neither this Note nor the Shares have been registered under the Act, and therefore they may not be sold, assigned or transferred unless (i) a registration statement under the Act is in effect with respect thereto or (ii) an exemption from registration is available.

(k)                 Holder further acknowledges and agrees that the stock certificates evidencing the Shares may bear a restrictive legend, substantially in the following form (in addition to such other restrictive legends as are required or deemed advisable under the provisions of this Note, any applicable law or any other agreement to which Holder is a party):

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAWS, COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

(g)                 Holder understands that Holder shall not have any of the rights of a stockholder with respect to the Shares until and unless Borrower elects to pay for any amounts due under this Note with Shares and transfers such Shares to Holder.

(h)                 Holder agrees to execute and deliver any further investment certificates or documents as Borrower deems necessary or advisable, at the time of any repayment of this Note or otherwise, to comply with federal or state securities laws.

3.            Events of Default.

(a)                 Each of the following events or occurrences shall constitute an “Event of Default”:

(i)                 Borrower shall fail to pay interest or principal hereon when due;

(ii)                the institution against Borrower of any proceedings under the Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within sixty (60) days of filing;

(i)                 the commencement by Borrower of any voluntary proceedings under the Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally; or

(ii)                an assignment by Borrower for the benefit of his creditors or an admission in writing by Borrower of his inability to pay his debts as they become due.

(b)                 “Bankruptcy Code” shall mean Title 11, United States Code, as amended from time to time.

(l)                 If any Event of Default shall occur and be continuing (i) the Holder may declare, in the Holder’s sole discretion, the outstanding principal amount, together with all accrued but unpaid interest to be immediately due and payable, without presentment, notice or demand; and (ii) the Holder may take all actions available to the Holder, at law or in equity, to collect and otherwise enforce this Note.

4.            Miscellaneous.

(m)                 Entire Agreement. This Note constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(n)                 Amendment; Waiver. The provisions of this Note may be amended (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by Borrower and the Holder.

(o)                 Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of Borrower and the Holder and their respective successors and assigns; provided,

however, that neither Borrower nor the Holder shall assign, sell, pledge or otherwise transfer its rights or obligations hereunder without the prior written consent of the other party.

(d)                 Replacement of Note. On receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction, or mutilation of this Note and (i) in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to Borrower or (ii) in the case of mutilation, on surrender and cancellation of this Note, Borrower shall execute and deliver, in lieu of this Note, a new promissory note of like tenor and amount.

(p)                 Headings. The descriptive headings of the several sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

(q)                 Governing Law. The construction, validity and interpretation of this Note shall be governed by the internal law, and not the conflicts of law provisions, of the State of California.

(r)                 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by electronic mail or confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such notices shall be sent to the address for the recipient as set forth on the signature page hereof or at such other address as such party may designate by notice to the other party.

(s)                 Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Promissory Note as of the date first above written.

BORROWER:

____________________________________

HOLDER:

____________________________________